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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-3 of MediaOne Group, Inc. (formerly U S WEST, Inc., "Old U S WEST") of our reports dated February 12, 1996 on our audit of the consolidated financial statements and consolidated financial statement schedule of Old U S WEST, Inc., for the year ended December 31, 1995, which reports are included in Old U S WEST, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A, filed April 13, 1998.

    We consent to the incorporation by reference in this Registration Statement on Form S-3 of MediaOne Group, Inc. (formerly U S WEST, Inc., "Old U S WEST") of our reports dated February 12, 1996, except for Note 23, as to which the date is June 12, 1998, on our audit of the restated consolidated financial statements and restated consolidated financial statement schedule of MediaOne Group, Inc., for the year ended December 31, 1995, which reports are included in MediaOne Group, Inc.'s Form 8-K, dated June 18, 1998.

    We consent to the incorporation in this Registration Statement on Form S-3 of MediaOne Group, Inc. (formerly U S WEST, Inc., "Old U S WEST") of our reports dated February 6, 1998, on our audits of the combined financial statements and combined financial statement schedule of New U S WEST, for the year ended December 31, 1995, included in Old U S WEST's Proxy Statement and Schedule 14A, filed April 20, 1998.

    We also consent to the reference to our firm under the caption "Experts."

/s/ COOPERS & LYBRAND L.L.P.

Denver, Colorado
June 18, 1998